Exhibit 99.1

FOR IMMEDIATE RELEASE

Curis Reports Second Quarter 2004 Results

CAMBRIDGE, Mass., July 20, 2004 – Curis, Inc. (NASDAQ:CRIS), a therapeutic drug development company, today reported its financial results for the quarter ended June 30, 2004.

For the second quarter of 2004, the Company reported a net loss applicable to common stockholders of $4,301,000 or ($0.10) per share, as compared to a net loss of $5,039,000 or ($0.15) per share for the prior year period.

Revenues for the second quarter of 2004 were $1,120,000 as compared to $549,000 in the same period of 2003, an increase of $571,000, or 104%. The increase was due to revenues recognized by the Company under its ongoing collaborations with Genentech, Inc. (NYSE: DNA) and Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE). In the prior year period, revenues were principally generated under the Company’s collaboration with ES Cell International that has since concluded.

Operating expenses for the second quarter of 2004 were $5,477,000 as compared to $5,759,000 for the second quarter of 2003, a decrease of $282,000 or 5%. Within operating expenses, the Company recorded general and administrative expenses of $2,239,000 for the second quarter of 2004 as compared to $1,638,000 for the same period in the prior year, an increase of $601,000 or 37%. The increase principally resulted from expenses associated with a planned equity financing that has been postponed, expenses associated with technology acquisition evaluation and increases in personnel costs. The increase in general and administrative expenses was offset by a decrease in research and development expenses. Research and development expenses for the second quarter of 2004 were $2,830,000 as compared to $3,447,000 for the second quarter of 2003, a decrease of $617,000 or 18%. This decrease was primarily caused by a reduction in amounts spent on outside services, including sponsored research agreements and other laboratory services.

For the six-month period ended June 30, 2004, the Company reported revenue of $1,976,000 and a net loss applicable to common stockholders of $8,339,000 or ($0.20) per share, versus revenue of $984,000 and a net loss of $9,509,000 or ($0.29) share for the six-month period ended June 30, 2003.

As of June 30, 2004, cash and investments were $34,825,000, and there were 41,560,290 shares of common stock outstanding.

Cash and Investment Positions Remain Strong

Management noted that its cash and investment position remains stable. In addition to the $34,825,000 in cash and investments held by Curis at June 30, in July 2004 the Company received a license maintenance fee of $2,000,000 from Genentech.

Daniel Passeri, Curis’ President and Chief Executive Officer, stated, “Curis continues to seek to execute on its strategic plan for growth, supported by a number of business and product development accomplishments of the past quarter, and certainly the past 18 months. We also remain focused on the strategically important collaborations we have formed with Genentech for cancer, Ortho Biotech Products, L.P. (a subsidiary of Johnson & Johnson) for kidney disease and Wyeth for neurological disorders; as well as the products we are developing ourselves in the areas of cardiovascular disease and alopecia.”

Second Quarter 2004 Highlights

•	In May, Curis was added to the NASDAQ Biotechnology Index. All securities on the NASDAQ Biotechnology Index are listed on the NASDAQ National Market and meet minimum requirements, including market value, average daily share volume, and seasoning as a public company.

•	Results published in the Journal of Oral Pathology and Medicine cited that the Hedgehog pathway had been detected in ameloblastomas, rare but aggressive tumors of the jaw. Abnormal Hedgehog pathway activation has been implicated in the progression of several cancers.

•	Results in the Journal of Molecular Medicine cited that administration of BMP-7 reverses the effects of a certain cause of kidney scarring or fibrosis, thereby promoting restoration of kidney function. Kidney fibrosis is one of the leading causes of end-stage kidney disease.

•	In April, Curis was issued a new patent, entitled, “Methods and compositions for the treatment of motor neuron injury and neuropathy.”

CURIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenues	$1,120,068	$548,942	$1,975,874	$984,300

Operating expenses:
Research and development	2,829,862	3,447,303	5,637,699	6,187,101
General and administrative	2,239,299	1,637,596	4,154,447	3,345,871
Stock-based compensation	388,918	655,328	690,619	919,194
Amortization of intangible assets	18,768	18,771	37,535	37,542

Total operating expenses	$5,476,847	$5,758,998	$10,520,300	$10,489,708

Net loss from operations	$(4,356,779)	$(5,210,056)	$(8,544,426)	$(9,505,408)

Other income, net	55,407	262,264	205,238	267,812

Net loss	(4,301,372)	(4,947,792)	(8,339,188)	(9,237,596)
Accretion on Series A convertible exchangeable preferred stock	—	(91,081)	—	(271,306)

Net loss applicable to common stockholders	$(4,301,372)	$(5,038,873)	$(8,339,188)	$(9,508,902)

Basic and diluted net loss per common share	$(0.10)	$(0.15)	$(0.20)	$(0.29)

Basic and diluted weighted average common shares outstanding	41,467,665	33,501,511	41,286,705	32,621,151

CURIS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2004	December 31, 2003
ASSETS
Cash, cash equivalents, marketable securities and long-term investments	$34,824,594	$37,537,993
Cash equivalents - restricted	190,688	190,661
Accounts and notes receivable	4,521,940	4,184,973
Property and equipment, net	2,699,876	2,500,703
Intangible assets, net	9,121,658	9,159,193
Other assets	1,901,191	2,162,967

Total assets	$53,259,947	$55,736,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$4,087,093	$2,884,643
Capital lease and debt obligations	599,613	322,884
Convertible debt	5,521,370	5,333,733
Deferred revenue	9,092,294	8,330,017

Total liabilities	19,300,370	16,871,277

Total stockholders’ equity	33,959,577	38,865,213

Total liabilities and stockholders’ equity	$53,259,947	$55,736,490

About Curis, Inc.

Curis, Inc. is a therapeutic drug development company. Curis’ technology focus is on regulatory pathways that control repair and regeneration. Curis’ product development program involves using proteins, small molecules and other approaches to modulate these pathways. Curis has successfully used this technology and product development strategy to produce several promising product candidates in the fields of kidney disease, neurological disorders, cancer, and hair growth regulation. Curis is based in Cambridge, Massachusetts. For more information, please visit the Curis web site at www.curis.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning Curis’ execution on its strategic plan for growth. Forward looking statements used in this press release may contain the words “believes”, “expects”, “anticipates”, “plans”, “seeks”, “estimates” or similar expressions. These forward looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that may cause Curis’ actual results to be materially different from those indicated by such forward-looking statements. Actual results can be affected by a number of important factors including, among other things: adverse results in Curis’ and its strategic collaborators’ product development programs; difficulties or delays in obtaining or maintaining required regulatory approvals; Curis’ ability to obtain or maintain the patent and other proprietary intellectual property protection necessary for the development and commercialization of products based on its technologies; changes in or Curis’ inability to execute its business plan; the risk that Curis does not obtain the additional funding required to conduct research and development of its product candidates and execute on its business plan; unplanned cash requirements and expenditures; risks relating to Curis’ ability to enter into and maintain important strategic collaborations, including its ability to maintain its current collaboration agreements with Genentech, Ortho Biotech and Wyeth; the risk that competitors will discover and develop signaling pathway-based therapeutics faster and more successfully than Curis and its collaborators are able to; and other risk factors identified in Curis’ Quarterly Report on Form 10-Q and other reports periodically filed with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise.

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Contacts

Michael P. Gray

Chief Financial Officer

(617) 503-6632

Marc F. Charette, Ph.D.

Vice President, Corporate Communications

(617) 503-6629